                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Kerr-McGee Holdco, Inc. (To Be Renamed Kerr-McGee Corporation)
             (Exact name of registrant as specified in its charter)

             Delaware                                         73-1612389
(State of incorporation or organization)            (I.R.S. Employer Identification No.)
      123 Robert S. Kerr Avenue

        Oklahoma City, Oklahoma                                 73102
 (Address of principal executive offices)                     (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

                                                  Name of each exchange on which
Title of each class to be so registered           each class is to be registered
--------------------------------------------------------------------------------
   Preferred Share Purchase Rights                 New York Stock Exchange, Inc.


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)
================================================================================

         This Amendment No. 1 on Form 8-A/A is filed to supplement and amend the information set forth in the Registration Statement on Form 8-A filed by Kerr-McGee Holdco, Inc. (the "Company") on July 26, 2001.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         On July 30, 2001, the Company and UMB Bank, N.A. entered into an amendment to the Rights Agreement, dated as of July 26, 2001, by and between the Company and UMB Bank, N.A., which provides for certain technical changes to the form of Exhibit A to the Rights Agreement.

ITEM 2.  EXHIBITS.

4.1 First Amendment to Rights Agreement, dated as of July 30, 2001, by and between the Company and UMB Bank, N.A., which includes the form of Amended and Restated Certificate of Incorporation of the Company as Exhibit A.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         Kerr-McGee Holdco, Inc.
                                         (To Be Renamed Kerr-McGee Corporation)
DATED:   August 1, 2001

                                         By: /s/ GREGORY F. PILCHER
                                             -------------------------
                                             Name:  Gregory F. Pilcher
                                             Title: Senior Vice President,
                                                    General Counsel and
                                                    Secretary

                                  EXHIBIT INDEX

Exhibit No.                                    Description
-----------                -----------------------------------------------------
4.1                        First Amendment to Rights Agreement, dated as of July
                           30, 2001, by and between the Company and UMB Bank, N.A., which includes the form of Amended and Restated
                           Certificate of Incorporation of the Company as Exhibit A.